Exhibit 99.1

Net Savings Link Completes Planned Expansion of Discount Deal Offerings & Addition of Unique Savings Categories

CLEARWATER, Fla., May 13, 2011 /PRNewswire/ -- Net Savings Link, Inc. (OTC Bulletin Board CXLT - News), a company in the business of delivering multiple choices of high quality discount deals and savings offerings to the mass consumer market of individuals, families, organizations, and networks throughout the United States, announced today the completion of their extensive planned expansion of discount deal category offerings housed within a newly stylized website format.

“Our team has been extremely busy this past month settling in to our new Corporate Headquarters, while at the same time completing the planned expansion of our offering categories and upgraded website features we previously announced.  The completion of this phase of our business development represents a major benchmark in the implementation of our stated mission… to constantly offer our members broader personalized options of discount deal and savings choices, from which they can select, based upon their own individual spending habits, from any zip code in America, 24/7,” said David Saltrelli, CEO.

“We now offer our members additional discount deal categories including Pets, Green Living Products, Education, Business and Investing, Home & Garden, Arts & Entertainment, Food & Wine, and Self Improvement.

Possibly one of the most unique categories to appear on a discount deal offering site is our new Corporate Savings Category, where corporations, organizations, networks, churches and affiliations will be able to select from a menu of selections all geared to assist any organization in increasing sales, attracting and retaining more customers, adding value to product offerings, providing customer incentives, and motivating employees.  We will offer a turn key Sales Incentive Program for corporations to small businesses, and a turn key Fund Raising Program for millions of not for profit organizations that need to raise money on an ever increasing basis from churches to schools to teacher unions… utilizing our Net Savings Link Savings Membership as a fund raising option, that every family needs and really can use.

Bottom line, we are now positioned to enter our marketing / sales phase.  We will commence with $20 membership fee to belong to NetSavingsLink.com, and open our Platinum Membership Program as a $9.95 per month upgrade.  Corporations, organizations, churches, teacher unions etc. will either be contacted by our sales organization currently in training, or simply contact us directly and in either case, an individually tailored program will be developed and priced based upon their specific needs, membership size and volume requirements,” added Saltrelli.

Net Savings Link delivers extensive cost savings benefits to the average U.S. family that are designed to save consumers thousands per year on those items on which they are already spending their hard earned money, including groceries, dining out, entertainment, telephone service, debt service, retail shopping, travel, insurance and more. Memberships will be mass marketed in bulk to large organizations, associations, unions, churches, and networks by employing a variety of business to business strategies, each designed to benefit the organization offering the memberships, as well as the organization's network of members, employees or customers, who receive the savings benefits through access to Net Savings Link membership base. As members begin to generate savings benefits from the website, Net Savings Link will simultaneously monetize transactions from shared back end revenues with host organizations, end user membership fees, individual product purchase turnovers, and commissions generated from the vast array of affiliate partners that are digitally connected, who provide substantial discounts to Net Savings Link users.

Statements included in this update that are not historical in nature, are intended to be, and are hereby identified as, "forward-looking statements". Forward-looking statements may be identified by words including "anticipate," "believe," "intends," "estimates," "expect," and similar expressions. The Company cautions readers that forward-looking statements including, without limitation, those relating to the Company's future business prospects are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements, due to factors such as those relating to economic, governmental, technological, and other risks and factors identified from time to time in the Company's reports filed with the SEC.

Contact:
Net Savings Link, Inc.
David Saltrelli, 727-442-2600
david@netsavingslink.com